Exhibit 10.9

                              TAX SHARING AGREEMENT

      THIS TAX SHARING AGREEMENT is entered into as of September 19, 1995, as amended and restated as of June 1, 1997, by and between Risk Capital Holdings, Inc., a Delaware corporation ("Parent"), Risk Capital Reinsurance Company, a Nebraska corporation ("Risk Re"), and each other Subsidiary.

      WHEREAS, Parent and Risk Re are members of an affiliated group of corporations (within the meaning of Section 1504(a) of the Code) of which Parent is the common parent; and

      WHEREAS, Parent, Risk Re and each other Subsidiary desire, to the extent permitted by the Code, and the regulations promulgated thereunder, to be included in the filing of consolidated Federal income tax returns on behalf of the Parent Group; and

      WHEREAS, Parent, Risk Re and each other Subsidiary wish to allocate and settle among themselves in an equitable manner the consolidated Federal income tax liability of the Parent Group; and

      WHEREAS, Parent, Risk Re and each other Subsidiary desire to participate, to the extent permitted by applicable state or local law, in combined state and local income tax returns if so requested by Parent, and to allocate and settle in an equitable manner the state or local income tax liability shown on such combined returns.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:
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1.    Definitions

      1.1 For purposes of this Agreement, the terms set forth below shall be defined as follows:

            1.1.1 "Code" shall mean the Internal Revenue Code 1986, as amended from time to time.

            1.1.2 "Consolidated U.S. Tax Liability" shall mean all taxes shown on the Federal Return as filed, or as revised by administrative or judicial determination or redetermination. For purposes of this definition "taxes" shall mean all corporate income tax imposed by the Code on the Parent Group, as reduced by all offsets and credits allowed by the Code.

            1.1.3 "Federal Return" shall mean the consolidated corporation income tax return filed by Parent pursuant to Section 1501 of the Code.

            1.1.4 "Parent Group" shall mean Parent and all corporations (whether now existing or hereafter formed or acquired) that have consented or are required to join with Parent (or any successor common parent corporation) in filing the Federal Return.

            1.1.5 "Subsidiary" shall mean each corporation other than Parent (including Risk Re) that is a member of the Parent Group and signatory to this Agreement.

            1.1.6 "Taxes Payable" shall, with respect to a Subsidiary, mean the federal income tax liability of such Subsidiary as determined under paragraph 4 of this Agreement.

      1.2 Other terms used in this Agreement shall have the meanings ascribed to them in the Code, and the regulations and rulings issued thereunder, as from time to time in effect. Except as
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otherwise provided herein, this Agreement shall be interpreted in accordance with the Code and the regulations and rulings issued thereunder then in effect.

2.    Effective Date and Other Agreements

      2.1 Effective Date. Except as otherwise provided in this Agreement, this Agreement is applicable for all taxable periods ending after December 31, 1994.

      2.2 Prior Agreements. This Agreement shall supersede all prior agreements and understandings, if any, concerning tax sharing between Parent and each of the Subsidiaries.

3.    Matters Concerning the Federal Return

      3.1 Agreement to File the Federal Return. Unless this Agreement is terminated as provided in Section 11 hereof, each Subsidiary agrees to join with Parent in filing the Federal Return for each taxable year for which it is eligible to do so under the Code.

      3.2 Filing the Federal Return. Parent shall file the Federal Return, and any amended returns, for each taxable year in accordance with the Code and regulations promulgated thereunder.

      3.3 Payment of Taxes. For each taxable period, Parent shall timely pay or discharge, or cause to be timely paid or discharged, the Consolidated U.S. Tax Liability for such taxable period and any estimated taxes due on such taxable period (and, also, the combined state or local income tax liability shown on any combined return which Parent elects or is required to file).

      3.4 Decisions and Actions Incidental to Filing the Federal Return. Each Subsidiary irrevocably appoints Parent to be its sole and exclusive agent to the maximum extent permitted under the Code, duly authorized to act on its behalf in all matters relating to the Federal Return (including
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any refunds thereunder) for each taxable year and agrees that Parent, after consultation with such Subsidiary, shall in its sole discretion make any and all decisions and take any and all actions incidental to preparing and filing the Federal Return for each taxable year, including, but not limited to, preparing the Federal Return, requesting extensions of time to file the Federal Return, making elections under the Code and compromising, settling or litigating disputes (including any claim for refund) with the Internal Revenue Service. Nothing herein shall be construed as requiring Parent to file combined state or local income tax returns with any Subsidiary for any period.

      Each Subsidiary further agrees to (i) furnish Parent with any and all information requested by Parent in order to carry out the provisions of this Agreement, (ii) cooperate with Parent in executing and filing any return, statement, election, or consent provided for in the Code, and the regulations and rulings issued thereunder, (iii) take such action as Parent may request, including, but not limited to, the filing of requests for extension of time within which to file tax returns, and (iv) cooperate in connection with any refund claim, audit, administrative, judicial or other proceeding.

      3.5 Certain Expenses. Each Subsidiary shall reimburse Parent for its pro rata share of all legal and accounting expenses incurred by Parent in the course of the conduct of any audit or contest regarding the Consolidated U.S. Tax Liability, and for all expenses incurred by Parent in the course of any litigation relating thereto. The pro rata share of each Subsidiary shall be determined by Parent in its sole discretion based on such Subsidiary's share of the tax liability giving rise to such expense.

      3.6 Access to Necessary Information. Each Subsidiary shall furnish to Parent in a timely manner such information and documents as Parent may reasonably request for purposes of preparing the Federal Return.
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4.    Tax Calculation

      4.1 Tax Sharing. Taxes Payable for each Subsidiary under this Agreement shall be determined as if such Subsidiary filed a separate return on a stand-alone basis for the applicable taxable year or part thereof during which such Subsidiary was a member of the Parent Group.

      4.1.1 Any penalty included in the Consolidated U.S. Tax Liability shall be allocated to a Subsidiary to the extent such Subsidiary would have been liable for such penalty had it filed a separate U.S. federal income tax return (or a consolidated U.S. federal income tax return as an affiliated group separate from the Parent Group); provided, however, that the aggregate penalty allocated to all Subsidiaries with respect to a tax year shall not exceed any penalty imposed upon the Parent Group for such year.

      4.2 Subsidiary Taxes Payable. Each Subsidiary shall pay Parent the amount of its Taxes Payable for any taxable period (including for this purpose estimated taxes that would be payable by such Subsidiary) as determined under paragraph 4.1 hereof before the end of the calendar month in which Parent makes any payments (either separately or as a component of the Consolidated U.S. Tax Liability) under paragraph 3.3 hereof, but in no event later than three days prior to the date on which Parent is required to make such payment. If the amount of any estimated tax payments which are paid by any Subsidiary to Parent for any taxable year exceeds the Taxes Payable of such Subsidiary for such tax year, Parent shall refund such excess (without interest) to such Subsidiary within 30 days after the filing of the applicable Federal Return.

      4.3 Changes in Taxes Payable. The amount of Taxes Payable described in this Section 4 shall be recomputed whenever necessary to reflect adjustments from among other things: (A) a carryback or carryforward of an unused net operating loss, capital loss, investment tax credit, general
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business credit, foreign tax credit or other income offsets or tax credits available for such taxable year; (B) a revision, adjustment or redetermination arising from any administrative or judicial determination; (C) a filing of an amended return; and (D) a filing of a claim for refund. The changes to Taxes Payable (including any interest and penalties attributable thereto) so recomputed shall be paid by the applicable Subsidiary to Parent or paid by Parent to the applicable Subsidiary within 30 days of the date the deficiency is paid or the refund is received by Parent. Any such payments shall not accrue interest for such 30-day period.

      4.4 State Income Taxes. In the event one or more Subsidiaries are included in a combined, joint, consolidated, unitary or similar state income or franchise tax return with Parent or any other Subsidiary (the "Filing Corporation"), the Filing Corporation shall file such returns, pay the taxes, and make decisions and take actions incidental to the filing of any such returns on a state-by-state basis in a manner consistent with the approach provided with respect to the Federal Return by this Agreement.

      4.5 Computation and Payment of Taxes. Computations of Taxes Payable as hereinabove described shall be made quarterly by Parent. When the Federal Return and the state income or franchise tax returns for each year have been filed by Parent (or, with respect to state returns, other applicable Filing Corporation), Parent shall recompute the Taxes Payable (and the state income and franchise taxes payable) based on the tax returns as filed. Except as specifically provided in paragraphs 4.2 through 4.4, the quarterly payments, payments based on the Federal Return and any payments resulting from redeterminations shall be paid by Parent or the applicable Subsidiary, as the case may be, before the end of the calendar month in which payments are due, such returns are filed, the deficiency is paid or the refund is received, as the case may be.
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5.    Resolution of Disputes

      Any dispute concerning the calculation or basis of determination of any payment provided for hereunder shall be resolved by the independent certified public accountants for Parent, whose judgment shall be conclusive and binding upon the parties, in the absence of manifest error.

6.    Adjudications

      In any audit, conference, or other proceeding with the Internal Revenue Service or the relevant state or local authorities, or in any judicial proceedings concerning the determination of the Federal income tax liabilities of the Parent Group (or any Subsidiaries) or the state or local income tax liability of any combined group including Parent (or any Subsidiaries), Parent or the applicable Subsidiary shall be represented by persons selected by Parent. The settlement of any issues relating to such proceeding shall be in the sole discretion of Parent, and each Subsidiary hereby appoints Parent as its agent for the purpose of proposing and concluding any such settlement.

7.    Construction

      The provisions of this Agreement shall be administered by Parent. Parent shall exercise such discretion as is necessary to interpret and construe the provisions of this Agreement to equitably reflect the costs and benefits of the inclusion of the Subsidiaries in the Federal Returns filed on behalf of the Parent Group and any state returns filed by or on behalf of the Subsidiaries.

8.    Effect of This Agreement

      This Agreement shall determine the liability of Parent and each Subsidiary to each other as to the matters provided for herein, whether or not such determination is effective for purposes of the Code or state or local revenue laws (and regardless of the actual method for allocating federal income tax
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liabilities for purposes of calculating earnings and profits specified in
Treasury Regulations Sections 1.1552-1(a) and 1.1502-33(d)(2) elected, or deemed elected, by the Parent Group), financial reporting purposes or other purposes.

9.    Counterparts

      This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

10.   New Members

      Each of the parties to this Agreement recognizes that from time to time new subsidiaries may be added to the Parent Group. Each of the parties agrees that any new subsidiary that qualifies hereunder as a Subsidiary shall become a party to this Agreement, upon signing this Agreement, without the express written consent of the other parties, for all purposes of this Agreement with respect to taxable periods ending after such Subsidiary was added to the Parent Group.

11.   Termination

      11.1 This Agreement shall continue in effect with respect to any Subsidiary unless and until such Subsidiary ceases to be a member of the Parent Group.

      11.2 If any Subsidiary which has been a member of the Parent Group ceases to be a member of the Parent Group, this Agreement shall cease to apply to any income, loss, deductions or credits of that Subsidiary after it ceases to be a member of the Parent Group.

      11.3 The termination of this Agreement as hereinabove provided shall not affect the rights or obligations of any party arising hereunder with respect to pre-termination taxable years, or any
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transaction entered into prior to the effective date of such termination, including, but not limited to, any right or obligation recorded in an intercompany account, or as a loan between the parties.

12.   Waiver

      Except as specifically provided elsewhere in this Agreement, Parent and each Subsidiary hereby waives (a) any failure or delay on the part of the other in asserting or enforcing any right which it may have at any time under this Agreement and (b) any notice of presentment, demand for payment, notice of nonpayment or default, protest and notice of protest and all other notices to which it might be entitled by law in connection with any obligation of one party to the other.

13.   Miscellaneous

      13.1 Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

      13.2 Governing Law. This Agreement and all rights and obligations hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

      13.3 Amendment. This Agreement may not be amended or supplemented except by an instrument in writing signed by the parties.

      13.4 Headings. All headings herein are for convenience of reference only and shall be disregarded in the interpretation hereof.
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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the 1st day of June, 1997.

                                     RISK CAPITAL HOLDINGS, INC.


                                     By: /s/ Paul J. Malvasio
                                         ---------------------------------------
                                         Name:  Paul J. Malvasio
                                         Title: Managing Director, Chief
                                                Financial Officer and Treasurer

                                     RISK CAPITAL REINSURANCE COMPANY


                                     By: /s/ Paul J. Malvasio
                                         ---------------------------------------
                                         Name:  Paul J. Malvasio
                                         Title: Managing Director, Chief
                                                Financial Officer and Treasurer

                                     NEIV HOLDINGS, INC.


                                     By: /s/ Paul J. Malvasio
                                         ---------------------------------------
                                         Name:  Paul J. Malvasio
                                         Title: Managing Director and Treasurer